                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            MCK COMMUNICATIONS, INC.

                          OMNI ACQUISITION CORPORATION

                                DTI HOLDINGS INC.

                            DIGITAL TECHNIQUES, INC.

                                       AND

                      THE STOCKHOLDERS OF DTI HOLDINGS INC.

                            DATED AS OF JUNE 14, 2000



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                                TABLE OF CONTENTS


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ARTICLE I    THE MERGER..........................................................................................1

         1.1      The Merger.....................................................................................1

         1.2      Effective Time; Closing........................................................................2

         1.3      Effect of the Merger...........................................................................2

         1.4      Certificate of Incorporation; Bylaws...........................................................2

         1.5      Directors and Officers.........................................................................2

         1.6      Effect on Capital Stock........................................................................2

         1.7      Surrender of Certificates......................................................................3

         1.8      No Further Ownership Rights in Holdings Common Stock...........................................4

         1.9      Lost, Stolen or Destroyed Certificates.........................................................4

         1.10     Accounting Consequences........................................................................5

         1.11     Taking of Necessary Action; Further Action.....................................................5

         1.12     Options........................................................................................5

ARTICLE II   REPRESENTATIONS AND WARRANTIES OF HOLDINGS, TARGET AND THE STOCKHOLDERS.............................5

         2.1      Organization and Qualification; Subsidiaries...................................................5

         2.2      Certificate of Incorporation and Bylaws; Corporate Records.....................................6

         2.3      Capitalization and Beneficial Ownership........................................................6

         2.4      Authority Relative to this Agreement...........................................................7

         2.5      No Conflict; Required Filings and Consents.....................................................8

         2.6      Compliance; Permits............................................................................8

         2.7      Financial Statements...........................................................................9

         2.8      Absence of Certain Changes or Events...........................................................9

         2.9      Absence of Litigation.........................................................................13

         2.10     Customers; Suppliers..........................................................................14

         2.11     Product and Service Warranties................................................................14

         2.12     Employee Benefit Plans........................................................................14

         2.13     Labor Matters.................................................................................16

         2.14     Key Employees.................................................................................17

         2.15     Material Contracts............................................................................17
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         2.16     Guaranties, Intercompany Contracts; Transactions with Affiliates..............................17

         2.17     Restrictions on Business Activities...........................................................18

         2.18     Title to Properties...........................................................................18

         2.19     Environmental Matters.........................................................................18

         2.20     Intellectual Property.........................................................................18

         2.21     Board Approval................................................................................21

         2.22     Collectibility of Accounts Receivable.........................................................22

         2.23     Ordinary Course...............................................................................22

         2.24     Banking Relations.............................................................................22

         2.25     Hart-Scott-Rodino Act.........................................................................22

         2.26     Directors and Officers........................................................................22

         2.27     Disclosure....................................................................................22

         2.28     Holding Company...............................................................................22

         2.29     Inventories...................................................................................23

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS...................................................23

         3.1      Organization..................................................................................23

         3.2      Authority Relative to this Agreement..........................................................23

         3.3      No Conflict; Required Filings and Consents....................................................24

         3.4      Brokers.......................................................................................24

         3.5      Accredited Investor...........................................................................24

         3.6      Knowledge and Experience......................................................................24

         3.7      Distribution..................................................................................24

         3.8      Unregistered Securities.......................................................................24

         3.9      Beneficial Ownership..........................................................................25

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB.......................................25

         4.1      Organization and Qualification; Subsidiaries..................................................25

         4.2      Capitalization................................................................................25

         4.3      Authority Relative to this Agreement..........................................................26

         4.4      No Conflict; Required Filings and Consents....................................................26
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         4.5      SEC Filings; Financial Statements.............................................................27

         4.6      Absence of Litigation.........................................................................27

         4.7      Board Approval................................................................................27

         4.8      Absence of Certain Changes or Events..........................................................28

         4.9      Offering Valid................................................................................28

         4.10     Lucent........................................................................................28

ARTICLE V    CONDUCT PRIOR TO THE EFFECTIVE TIME................................................................28

         5.1      Conduct of Business by Company................................................................28

ARTICLE VI    ADDITIONAL AGREEMENTS.............................................................................30

         6.1      Confidentiality; Access to Information........................................................30

         6.2      Public Disclosure.............................................................................31

         6.3      Reasonable Efforts; Notification..............................................................31

         6.4      Employee Benefits.............................................................................32

         6.5      Third Party Consents..........................................................................32

         6.6      Nasdaq Listing................................................................................32

         6.7      Non-Competition...............................................................................32

         6.8      Intercompany Account..........................................................................33

         6.9      License Agreement.............................................................................33

         6.10     Employment Agreement..........................................................................33

         6.11     Registration Rights...........................................................................34

         6.12     Releases......................................................................................34

         6.13     Exchange Act Filings..........................................................................34

         6.14     Loan Guarantees...............................................................................34

ARTICLE VII    CONDITIONS TO THE MERGER.........................................................................34

         7.1      Conditions to Obligations of Each Party to Effect the Merger..................................34

         7.2      Additional Conditions to Obligations of Company...............................................34

         7.3      Additional Conditions to the Obligations of Purchaser and Merger Sub..........................35

ARTICLE VIII    TAX MATTERS.....................................................................................36

         8.1      Definition of Taxes...........................................................................36

         8.2      Tax Representations...........................................................................37
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         8.3      Tax Responsibility............................................................................38

         8.4      Tax Returns...................................................................................38

         8.5      Refunds and Credits...........................................................................38

         8.6      Assistance and Cooperation....................................................................38

ARTICLE IX    TERMINATION, AMENDMENT AND WAIVER.................................................................39

         9.1      Termination...................................................................................39

         9.2      Notice of Termination; Effect of Termination..................................................40

         9.3      Fees and Expenses.............................................................................40

         9.4      Amendment.....................................................................................41

         9.5      Extension; Waiver.............................................................................41

ARTICLE X    GENERAL PROVISIONS.................................................................................41

         10.1     Survival of Representations and Warranties....................................................41

         10.2     Indemnification by the Holders................................................................41

         10.3     Limitations on Indemnification by the Holders.................................................43

         10.4     Indemnification by the Purchaser..............................................................44

         10.5     Limitations on Indemnification by the Purchaser...............................................45

         10.6     Notices.......................................................................................45

         10.7     Interpretation; Knowledge.....................................................................46

         10.8     Counterparts..................................................................................47

         10.9     Entire Agreement; Third Party Beneficiaries...................................................47

         10.10    Severability..................................................................................47

         10.11    Other Remedies; Specific Performance..........................................................47

         10.12    Dispute Resolution............................................................................48

         10.13    Governing Law.................................................................................48

         10.14    Rules of Construction.........................................................................48

         10.15    Assignment....................................................................................48

         10.16    Amendments....................................................................................49

         10.17    Stockholder Representative....................................................................49

         10.18    WAIVER OF JURY TRIAL..........................................................................50
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INDEX OF EXHIBITS

Exhibit A         Consideration

Exhibit B         Form of Option Agreement

Exhibit C         Form of Non-Competition and Non-Solicitation Agreement

Exhibit D         Form of License Agreement

Exhibit E         Form of Employment Agreement

Exhibit F         Form of Registration Rights Agreement

Exhibit G         Form of General Release

Exhibit H         Form of Opinion of McCarthy Tetrault

Exhibit I         Form of Termination of Employment Agreement

Exhibit J         Form of Opinion of Jenkens & Gilchrist, P.C.

Exhibit K         Form of Opinion of McDermott, Will & Emery

Exhibit L         Indemnification

                          AGREEMENT AND PLAN OF MERGER



         This AGREEMENT AND PLAN OF MERGER is made and entered into as of June 14, 2000 among MCK Communications, Inc., a Delaware corporation ("PURCHASER"), Omni Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Purchaser ("MERGER SUB"), Troy Holdings International, Inc., an Ontario Corporation ("PARENT"), DTI Holdings Inc., a Texas corporation and a majority-owned subsidiary of Parent ("HOLDINGS"), Digital Techniques, Inc., a Texas corporation and a wholly-owned subsidiary of Holdings ("TARGET"), the stockholders of Holdings listed under the heading "Major Stockholders" on the signature pages hereto (the "MAJOR STOCKHOLDERS"), and the stockholders of Holdings listed under the heading "Other Stockholders" on the signature pages hereto (the "OTHER STOCKHOLDERS" and together with Parent and the Major Stockholders, the "STOCKHOLDERS").

                                    RECITALS

         WHEREAS, upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the Delaware General Corporation Law ("DELAWARE LAW") and the Texas Business Corporation Act ("TEXAS LAW"), Purchaser, Merger Sub and Holdings intend to enter into a business combination transaction;

         WHEREAS, the Boards of Directors of Purchaser, Merger Sub and Holdings
(i) have determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of their respective long-term business strategies and is fair to, and in the best interests of their respective stockholders and (ii) have approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and

         WHEREAS, for purposes of this Agreement, the term "COMPANY" shall refer to both Holdings and Target.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law and Texas Law, Merger Sub shall be merged with and into Holdings (the "MERGER"), the separate corporate existence of Merger Sub shall cease and Holdings shall continue as the surviving corporation. Holdings as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."


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

         1.2 EFFECTIVE TIME; CLOSING. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing
(i) a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law and (ii) Articles of Merger with the Secretary of State the State of Texas in accordance with the relevant provisions of Texas Law (together, the "MERGER DOCUMENTS") (the time of such filing (or such later time as may be agreed in writing by Company and Purchaser and specified in the Merger Documents) being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "AGREEMENT" as used herein refers collectively to this Agreement and Plan of Merger and the Merger Documents. The closing of the Merger (the "CLOSING") shall take place at the offices of McDermott, Will & Emery, 28 State Street, Boston Massachusetts, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in
Article VII, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

         1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law and Texas Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Holdings and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Holdings and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 CERTIFICATE OF INCORPORATION; BYLAWS.

             (a) At the Effective Time, the Certificate of Incorporation of Holdings, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation.

             (b) The Bylaws of Holdings, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

         1.5 DIRECTORS AND OFFICERS. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time.

         1.6 EFFECT ON CAPITAL STOCK. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities, the following shall occur:

             (a) CONVERSION OF HOLDINGS COMMON STOCK. Each share of Holdings common stock, par value $.01 per share (the "HOLDINGS COMMON STOCK"), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the applicable Per Share Stock Payment (as defined below) and the applicable Per Share Cash Payment (as defined below), without interest thereon, and only upon surrender of the certificate (in



                                       2
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accordance with the provisions of Section 1.7) formerly representing shares of
Holdings Common Stock.

             (b) CONSIDERATION. The applicable "Per Share Cash Payment" and "Per Share Stock Payment" for each Stockholder shall be as set forth on EXHIBIT A attached hereto.

             (c) CANCELLATION OF PURCHASER-OWNED STOCK. Each share of Holdings Common Stock held by Target or owned by Merger Sub, Purchaser or any direct or indirect wholly-owned subsidiary of Holdings or of Purchaser immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

             (d) CAPITAL STOCK OF MERGER SUB. Each certificate evidencing ownership of shares of Common Stock, par value $.001 per share, of Merger Sub shall evidence ownership of such shares of capital stock of the Surviving Corporation.

             (e) ADJUSTMENTS TO MERGER CONSIDERATION. The Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Purchaser Common Stock or Holdings Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Purchaser Common Stock or Holdings Common Stock occurring on or after the date hereof and prior to the Effective Time, or in the event that the number of shares of Holdings Common Stock on a fully diluted basis is different from that specified in Section 2.3 of this Agreement and disclosed in SECTION 2.3 OF THE DISCLOSURE SCHEDULE (regardless of whether such difference is a result of an additional issuance or cancellation of capital stock or a correction to such Section).

             (f) FRACTIONAL SHARES. No fraction of a share of Purchaser Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Holdings Common Stock who would otherwise be entitled to a fraction of a share of Purchaser Common Stock (after aggregating all fractional shares of Purchaser Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in Section 1.7(b)) receive from Purchaser an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) $26.7931.

         1.7 SURRENDER OF CERTIFICATES.

             (a) PURCHASER TO PROVIDE COMMON STOCK. At the Closing the Purchaser shall make available all cash issuable pursuant to Section 1.6 in exchange for outstanding shares of Holdings Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(e) and any dividends or distributions to which holders of shares of Holdings Common Stock may be entitled pursuant to Section 1.7(b), and as soon practicable following the Effective Time, Purchaser shall make available for exchange in accordance with this Article I, the shares of Purchaser Common Stock.

             (b) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made with respect to Purchaser Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered certificate or certificates of Holdings Common Stock (the "CERTIFICATES") with respect to the shares of Purchaser Common



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Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Purchaser shall deliver to the record holders thereof, without interest, certificates representing whole shares of Purchaser Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(e) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Purchaser Common Stock.

             (c) TRANSFERS OF OWNERSHIP. If certificates representing shares of Purchaser Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Purchaser or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Purchaser Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Purchaser or any agent designated by it that such tax has been paid or is not payable.

             (d) NO LIABILITY. Notwithstanding anything to the contrary in this
Section 1.7, neither the Purchaser nor the Surviving Corporation shall be liable to a holder of shares of Purchaser Common Stock or Holdings Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law following the passage of time specified therein.

         1.8 NO FURTHER OWNERSHIP RIGHTS IN HOLDINGS COMMON STOCK. All shares of Purchaser Common Stock and cash issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(e) and 1.7(c)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Holdings Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Holdings Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.9 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Certificates shall have been lost, stolen or destroyed, Purchaser shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Purchaser Common Stock and cash into which the shares of Holdings Common Stock represented by such Certificates were converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.6(e) and any dividends or distributions payable pursuant to Section 1.7(b); PROVIDED, HOWEVER, that Purchaser may, in its sole and absolute discretion and as a condition precedent to the issuance of such certificates representing shares of Purchaser Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver an indemnity against any claim that may be made against Purchaser or the Surviving Corporation with respect to the Certificates alleged to have been lost, stolen or destroyed.



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         1.10 ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger be treated as a purchase for accounting purposes.

         1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Holdings and Merger Sub, the officers and directors of Holdings, Target and Merger Sub immediately prior to the Effective Time will take all such lawful and necessary action.

         1.12 OPTIONS. At the Effective Time, the 1,137,826 outstanding options to purchase Holdings Common Stock (each a "Holdings Option") from Parent with exercise prices of $.10 per share issued pursuant to the Employee Incentive Share Option Plan (the "Holdings Option Plan"), each of which is fully vested, shall be canceled and a replacement option shall be issued by Purchaser and shall constitute an option to acquire the number of shares of Purchaser Common Stock, rounded down to the nearest whole share, being equal to the product obtained by multiplying the number of Holdings Common Stock subject to such Holdings Option immediately prior to the Effective Time multiplied by .0895753, at an exercise price per share of Purchaser Common Stock (increased to the nearest whole cent) equal to the quotient of the exercise price per share of Holdings Common Stock immediately prior to the Effective Time divided by
 .0895753, such option to be substantially in the form set forth on EXHIBIT B.

                                   ARTICLE II

     REPRESENTATIONS AND WARRANTIES OF HOLDINGS, TARGET AND THE STOCKHOLDERS

         As a material inducement to Purchaser and Merger Sub to enter into this Agreement and consummate the transactions contemplated hereby, Holdings, Target, Parent and the Major Stockholders severally hereby make to Purchaser and Merger Sub the representations and warranties contained in this Article II; PROVIDED, HOWEVER, that the Stockholders or any other securityholder of Holdings immediately prior to the Effective Time shall have no right of indemnity or contribution from the Company or the Surviving Corporation with respect to any breach of the representations and warranties hereunder. Such representations and warranties are subject to such exceptions as are disclosed in the disclosure schedules supplied by Holdings, Target and the Stockholders to Purchaser and Merger Sub dated as of the date hereof (the "DISCLOSURE SCHEDULE").

         2.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

             (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as specified on SECTION 2.1(a) OF THE DISCLOSURE SCHEDULE and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Except as set forth in SECTION 2.1(a) OF THE DISCLOSURE SCHEDULE, Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the assets it purports to own,



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

operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not have a Material Adverse Effect on the Company.

             (b) Except as set forth in SECTION 2.1(b) OF THE DISCLOSURE SCHEDULE, Holdings has no direct or indirect subsidiaries. Company has not agreed nor is obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect (a "CONTRACT") under which it may become obligated to make, any future investment in or capital contribution to any other entity. Company does not directly or indirectly own any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

             (c) Company is qualified or licensed to do business as a foreign corporation, and is in good standing, in each jurisdiction where the nature of their business makes such qualification or licensing necessary and where the failure to be so duly qualified or licensed would either individually or in the aggregate have a Material Adverse Effect on the Company. Each such jurisdiction is listed in SECTION 2.1(c) OF THE DISCLOSURE SCHEDULE.

         2.2 CERTIFICATE OF INCORPORATION AND BYLAWS; CORPORATE RECORDS. Company has previously furnished to Purchaser a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date (together, the "COMPANY CHARTER DOCUMENTS"). Such Company Charter Documents are in full force and effect. Company is not in violation of any of the provisions of the Company Charter Documents. The corporate record books of the Company accurately record all corporate action taken by its stockholders, board of directors, and committees thereof. The copies of the corporate records of the Company, as made available to the Purchaser for review, are true and complete copies of the originals of such documents.

         2.3 CAPITALIZATION AND BENEFICIAL OWNERSHIP.

             (a) The authorized capital stock of Target consists of 1,000,000 shares of common stock, par value of $0.01 per share ("TARGET COMMON STOCK"). At the close of business on the date of this Agreement (i) 455,057 shares of Target Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Target Common Stock were available or reserved for issuance pursuant to any employee stock plan or upon conversion of any warrants; and (iii) all 455,057 shares of issued and outstanding Target Common Stock were held by Holdings. All outstanding shares of Target Common Stock have been issued and granted in compliance with (i) all applicable federal and state securities laws and other applicable Legal Requirements (as defined below) and (ii) all requirements set forth in applicable contracts, agreements, and instruments. For the purposes of this Agreement, "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issues, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 2.5(b)).



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

             (b) As of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of Target, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Target or obligating Target to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there is no voting trust, proxy, rights plan, anti takeover plan or other agreement or understanding to which Target is a party or by which they are bound with respect to any equity security of any class of Target.

             (c) The authorized capital stock of Holdings consists of 30,000,000 shares of Holdings Common Stock. At the close of business on the date of this Agreement (i) 10,000,000 shares of Holdings Common Stock were issued and outstanding to the individuals or entities set forth on SECTION 2.3(c) OF THE DISCLOSURE SCHEDULE, all of which are validly issued, fully paid and nonassessable; and (ii) no shares of Holdings Common Stock were available or reserved for issuance pursuant to any plan, agreement or arrangement for stock or stock-related awards of any kind, whether written, unwritten or otherwise. All outstanding shares of Holdings Common Stock and stock options therefor have been issued and granted in compliance with (i) all applicable federal and state securities laws and other applicable Legal Requirements and (ii) all requirements set forth in applicable contracts, agreements, and instruments.

             (d) As of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of Holdings, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in SECTION 2.3(d) OF THE DISCLOSURE SCHEDULE or as set forth in Section 2.3(c) hereof, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Holdings is a party or by which it is bound obligating Holdings to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Holdings or obligating Holdings to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there is no voting trust, proxy, rights plan, anti takeover plan or other agreement or understanding to which Holdings is a party or by which they are bound with respect to any equity security of any class of Holdings.

         2.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Purchaser and Merger Sub, constitutes a legal and binding obligation of Company, enforceable against Company in accordance with its terms. The Stockholders have unanimously approved the Merger and this Agreement in accordance with Texas Law and no Stockholder is eligible to assert "dissenter's" rights with respect to the transaction pursuant to Section 5.11 of the Texas Business Corporation Act.

         2.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

             (a) Except as set forth in SECTION 2.5(a) OF THE DISCLOSURE SCHEDULE, the execution and delivery of this Agreement by Company do not, and the performance of this Agreement by Company shall not, (i) conflict with or violate the Company Charter Documents, (ii) subject to compliance with the requirements set forth in Section 2.5(b) below, to the knowledge of Company, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company is a party or by which Company or its properties are bound or affected, except in any case for such conflicts, violations, breaches, defaults or other occurrences that could not reasonably be expected to have a Material Adverse Effect on the Company.

             (b) Except as set forth in SECTION 2.5(b) OF THE DISCLOSURE SCHEDULE, the execution and delivery of this Agreement by Company do not, and the performance of this Agreement by Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "GOVERNMENTAL ENTITY"), except for the filing of the Merger Documents as required by Delaware Law and Texas Law.

         2.6 COMPLIANCE; PERMITS.

             (a) Except as set forth in SECTION 2.6(A) OF THE DISCLOSURE SCHEDULE, to the knowledge of the Company, Company is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Company or by which its properties are bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company is a party or by which Company or its properties are bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not cause the Company to lose any material benefit or incur any material liability. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Company, threatened against

Company, nor has any governmental or regulatory body or authority indicated to the Company an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company.

             (b) Except as set forth in SECTION 2.6(b) OF THE DISCLOSURE SCHEDULE, to the knowledge of the Company, Company holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of Company taken as a whole as it is now being conducted (collectively, the "COMPANY PERMITS"). Company is in compliance in all material respects with the terms of the Company Permits.

         2.7 FINANCIAL STATEMENTS.

             (a) The Company has provided to Purchaser (i) audited consolidated financial statements for each of Holdings and Target for the fiscal years ended December 31, 1998, and 1999, and (ii) unaudited financial statements for each of Holdings and Target for the period ended March 31, 2000, (collectively and as amended, the "COMPANY REPORTS"). Such December 31, 1999 and March 31, 2000 Company Reports state that (i) the Company's revenues for the twelve (12) month period ended December 31, 1999 were at least $11,300,00 and (ii) the Tangible Net Assets (as defined below) as of December 31, 1999 and March 31, 2000 for Target were equal to or greater than $3,800,000 and for Holdings were equal to or greater than $550,000. "NET TANGIBLE ASSETS" shall mean tangible assets less liabilities and shall exclude capitalized software and deferred acquisition costs.

             (b) Except as set forth in SECTION 2.7(b) OF THE DISCLOSURE SCHEDULE, each of the financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the financial position of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject to normal and recurring year-end adjustments which did not have and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company).

             (c) Except as and to the extent set forth or reserved against on the balance sheet of the Company as reported in the March 31, 2000 Company Report, including the notes thereto, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except (i) liabilities provided for in Company's balance sheet as of March 31, 2000; (ii) liabilities incurred since March 31, 2000 in the ordinary course of business; or (iii) liabilities set forth in SECTION 2.7(c) OF THE DISCLOSURE SCHEDULE.

         2.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 2000 (the "BASE BALANCE SHEET DATE"), except (i) as disclosed in SECTION 2.8 OF THE DISCLOSURE SCHEDULE, or (ii) provided for in or disclosed pursuant to subsections (i) - (xxiii) below, the business of the Company has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as disclosed in SECTION 2.8 OF THE DISCLOSURE SCHEDULE, since the Base Balance Sheet Date, the Company has not:

                  (i) transferred to any person or entity, including Parent, any rights to its Intellectual Property (as defined in Section 2.20) other than transfers consistent with past practice necessary to conduct development and manufacturing activities and sell products in the ordinary course of business;

                  (ii) knowingly permitted or allowed any of the assets or properties (whether tangible or intangible) of the Company to be subjected to any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership ("ENCUMBRANCE"), other than such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable which are not in excess of $50,000 in the aggregate and (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $50,000 in the aggregate at any time ("PERMITTED ENCUMBRANCES");

                  (iii) discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any liability, other than current liabilities reflected on the Company Reports and current liabilities incurred in the ordinary course of business consistent with past practice since the Base Balance Sheet Date;

                  (iv) made any loan to, guaranteed any indebtedness for borrowed money of or otherwise incurred any indebtedness for borrowed money on behalf of any individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government ("PERSON") other than payroll, travel guaranties and other advances made in the ordinary course of business;

                  (v) failed to pay any creditor any material amount owed to such creditor when due except as may be in accordance with the ordinary course of business consistent with past practice;

                  (vi) redeemed any of the capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of the Company or otherwise;

                  (vii) made any material changes in the customary methods of operations of the Company, including, without limitation, practices and policies relating to manufacturing, purchasing, Inventories (as defined below), marketing, selling and pricing;

                  (viii) merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of business consistent with past practice;

                  (ix) made any capital expenditure or commitment of any capital expenditure in excess of $50,000 individually or $200,000 in the aggregate;

                  (x) issued any sales orders or otherwise entered into an agreement that requires the Company to make any purchases involving payments by the Company in excess of $200,000 individually or $500,000 in the aggregate;

                  (xi) sold, transferred, leased, subleased, licensed or otherwise disposed of any material properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets), other than the sale of Inventories in the ordinary course of business consistent with past practice;

                  (xii) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, the Company;

                  (xiii) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person);

                  (xiv) (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Company to any of its employees, consultants or directors or (B) established or increased or promised to increase any benefits under any employee benefit or option plans, in either case except as required by law or any collective bargaining agreement or involving ordinary increases in the ordinary course of business consistent with the past practices of the Company;

                  (xv) written down or written up the value of any Inventories or receivables or revalued any assets of the Company other than in the ordinary course of business consistent with past practice, and in accordance with U.S. GAAP;

                  (xvi) amended, terminated, cancelled or compromised any material claims of the Company or waived any other rights of substantial value to the Company or settled any material litigation;

                  (xvii) made any change in any method of accounting or accounting practice or policy used by the Company, other than such changes required by U.S. GAAP or disclosed in SECTION 2.8 OF THE DISCLOSURE SCHEDULE;

                  (xviii) amended or modified in any material respect, or consented to the termination of, any Material Contract (as defined below) or the Company's rights thereunder;

                  (xix) amended or restated the certificate of incorporation or the bylaws (or other organizational documents) of the Company;

                  (xx) knowingly disclosed any secret or confidential Intellectual Property (except by way of issuance of a patent or a valid confidentiality agreement or license agreement); or knowingly permitted to lapse or go abandoned any Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Company has any right, title, interest or license;

                  (xxi) made any express or deemed election (other than as set forth on the Company's tax returns) or settled or compromised any material liability, with respect to Taxes (as defined in Section 8.1) of the Company;

                  (xxii) suffered any casualty loss or damage with respect to any of the assets which in the aggregate have a replacement cost of more than $100,000, and which is not covered by insurance; or

                  (xxiii) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 2.8 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 2.8, except as expressly contemplated by this Agreement.

         For purposes of this Agreement, the term "INVENTORIES" shall mean all inventory, merchandise, finished goods, raw materials, packaging and supplies of the Company.

         For purposes of this Agreement, the term "MATERIAL CONTRACTS" shall mean the following contracts and agreements (including, without limitation, oral and informal arrangements) of the Company:

                  (i) each contract, agreement, invoice, purchase order and other arrangement, for the purchase of Inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company under the term of which the Company (A) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate during the calendar year ended December 31, 2000, (B) is likely to pay or otherwise give consideration of more than $200,000 in the aggregate over the remaining term of such contract, or (C) cannot be cancelled by the Company without penalty or further payment and without more than 30 days' notice;

                  (ii) all broker, distributor, label group, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company is a party involving the payment of more than $100,000 during the calendar year ended December 31, 2000 and which are not cancelable without penalty or further payment and without more than 30 days' notice;

                  (iii) all management contracts, and contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party involving payments in excess of $75,000 per annum and which are not cancelable without penalty or further payment and without more than 30 days' notice;

                  (iv) all contracts and agreements relating to indebtedness of the Company;

                  (v) all agreements relating to Intellectual Property, including all licenses and sublicenses thereof, but excluding shrink wrap, standard license/sales contracts and other commodity type licenses;

                  (vi) all contracts and agreements with any Governmental Entity to which the Company is a party;

                  (vii) all contracts and agreements that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

                  (viii) all contracts and agreements between or among the Company and any Affiliate of the Company, including any shareholder agreements;

                  (ix) all contracts and agreements for providing benefits to Company employees, consultants or directors under any Company employee benefit or option plans;

                  (x) all contracts and agreements of indemnification or any guaranty other than an agreement of indemnification entered into in connection with the sale or license of products in the ordinary course of business;

                  (xi) all dealer, distributor, joint marketing or development contracts and agreements currently in force under which Company has continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of thirty (30) days or less, and all contracts and agreements pursuant to which Company has continuing material obligations to jointly develop any Intellectual Property that will not be owned, in whole or in part, by Company and which may not be canceled without penalty upon notice of thirty (30) days or less; and

                  (xii) all contracts, agreement and commitments currently in force to license any third party to manufacture or reproduce any Company product, service or technology or any contract, agreement and commitment currently in force to sell or distribute any Company products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of thirty (30) days or less and substantially in the form previously provided to Purchaser.

         For purposes of this Agreement, the term "REGULATIONS" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

         2.9 ABSENCE OF LITIGATION. Except as set forth in SECTION 2.9 OF THE DISCLOSURE SCHEDULE, there are no claims, actions, suits or proceedings pending or, to the knowledge of Company, threatened (or, to the knowledge of Company, any governmental or regulatory investigation pending or threatened) against Company or any properties or rights of Company, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

         2.10 CUSTOMERS; SUPPLIERS.

             (a) Listed in SECTION 2.10(a) OF THE DISCLOSURE SCHEDULE are the names and addresses of all the customers of the Company which ordered goods or merchandise from the Company with an aggregate value of $200,000 or more during the twelve-month period ended March 31, 2000, and the amount for which each such customer was invoiced during such period. Except as disclosed in SECTION 2.10(a) OF THE DISCLOSURE SCHEDULE, the Company has not received any notice written or oral that any Significant Customer of the Company has ceased, or will cease, to use the products, equipment, goods or services of the Company, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

             (b) Listed in SECTION 2.10(b) OF THE DISCLOSURE SCHEDULE are the names and addresses of all the suppliers from which the Company ordered raw materials, supplies, merchandise and other goods for the Company with an aggregate purchase price of $200,000 or more during the twelve-month period ended March 31, 2000 and the amount for which each such supplier invoiced the Company during such period. Except as disclosed in SECTION 2.10 OF THE DISCLOSURE SCHEDULE, the Company has not received any notice written or oral that any such supplier will not sell raw materials, supplies, merchandise and other goods to the Company at any time after the Closing Date on terms and conditions substantially similar to those used in its current sales to the Company, subject only to general and customary price increases.

         2.11 PRODUCT AND SERVICE WARRANTIES. Set forth on SECTION 2.11 OF THE DISCLOSURE SCHEDULE are the standard written forms of product and service warranties and guarantees utilized by the Company as of the date of this Agreement. Except as set forth on SECTION 2.11 OF THE DISCLOSURE SCHEDULE, during a period of one (1) year prior to the Closing Date, the Company has not made any other written material warranties (which remain in effect) with regard to products and/or services supplied by the Company. There are not existing or threatened in writing, product liability, warranty or other similar claims against the Company alleging that any Company product is defective or fails to meet any product or service warranty. Except as set forth on SECTION 2.11 OF THE DISCLOSURE SCHEDULE, there are (a) no inherent design defects or systemic or chronic problems in any Company Product that are known to the Company and (b) no liabilities that are known to the Company for warranty or other claims or returns with respect to any Company Product relating to any such defects or problems.

         2.12 EMPLOYEE BENEFIT PLANS. Except as set forth in SECTION 2.12 OF THE DISCLOSURE SCHEDULE:

             (a) For purposes of this Section 2.12, the following terms shall have the meanings set forth below:

                   (i) "AFFILIATE" shall mean any person or entity under common control with the Company within the meaning of Code Section 414(b), (c), (m) or
(o).

                   (ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                   (iii) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                   (iv) "EMPLOYEE" shall mean any former or active employee, consultant, or director of the Company.

                   (v) "EMPLOYEE PLAN" shall mean each plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of ERISA Section 3(3) which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee or for which the Company has or may have any liability or obligation.

                   (vi) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

             (b) (i) Each Employee Plan has been maintained in all material respects in compliance with its terms and with all applicable requirements of law (including the Code and ERISA); the Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Employee Plan; (ii) no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course) has been brought, or to the knowledge of the Company is threatened against or with respect to any Employee Plan; (iii) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by the Internal Revenue Service ("IRS") or the Department of Labor with respect to any Employee Plan; (iv) each Employee Plan intended to qualify under Code Section 401(a) and each trust intended to qualify under Code Section 501(a) has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Employee Plan; (v) the Company has no plan or commitment, whether legally binding or not, to establish any new Employee Plan solely for Employees of the Company prior to Closing Date; and (vi) each Employee Plan can be amended, terminated or otherwise discontinued by the Company after the Closing Date in accordance with its terms, without liability to Company or Purchaser or any Affiliate of Company or Purchaser.

             (c) (i) No "prohibited transaction," within the meaning of Code
Section 4975 or ERISA Sections 406 and 407, and not otherwise exempt under Code
Section 4975 or ERISA Section 408 (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (ii) neither Company nor any Affiliate has at any time maintained, established, sponsored, participated in, or contributed to any Employee Plan subject to Title IV of ERISA or Code Section 412; (iii) neither Company nor any Affiliate has been required to contribute or contributed to any "multiemployer plan," as defined in ERISA Section

3(37); and (iv) neither Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to any "multiple employer plan," as defined in Code Section 413(c).

             (d) (i) Neither Company nor any Affiliate has in any material respect violated any of the health care continuation requirements of COBRA with respect to any Employee, the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, the requirements of the Women's Health and Cancer Rights Act, as amended, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, as amended, or any similar provision of state law applicable to the Employees; and (ii) none of the Employee Plans provides, reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company have never represented, promised, or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with retiree health, except to the extent required by statute.

             (e) Except as disclosed on SCHEDULE 2.12(e) OF THE DISCLOSURE SCHEDULE, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Company under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

             (f) Each International Employee Plan (as defined below) has been established, maintained and administered in all material respects in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities that, as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company or Purchaser from terminating or amending any International Employee Plan at any time for any reason. For purposes of this Section "International Employee Plan" shall mean each Plan that has been adopted or maintained by the Company, whether informally or formally, for the benefit of current or former employees of the Company outside the United States.

         2.13 LABOR MATTERS. (i) There are no material work-related disputes pending or, to the knowledge of Company, threatened, between Company and any of its respective employees; (ii) as of the date of this Agreement, Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Company nor does Company know of any activities or proceedings of any labor union to organize any such employees; and
(iii) as of the date of this Agreement, Company has no knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Company. The Company and its subsidiaries are in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

         2.14 KEY EMPLOYEES.

             (a) SECTION 2.14 OF THE DISCLOSURE SCHEDULE lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 1999 and 2000 and the date of employment and job title of each current salaried employee, officer, director, consultant or agent of the Company whose annual compensation exceeded (or, in 2000, is expected to exceed) $100,000.

             (b) Except as disclosed in SECTION 2.14(b) OF THE DISCLOSURE SCHEDULE all officers, management employees, and technical and professional employees of the Company are under written obligation to the Company to maintain in confidence all information that is confidential or proprietary acquired by them in the course of their employment and to assign to Target all inventions made by them within the scope of their employment during such employment.

         2.15 MATERIAL CONTRACTS.

             (a) Except as disclosed in SECTION 2.15(a) OF THE DISCLOSURE SCHEDULE, each Material Contract: (i) is legal, valid and binding on the Company and, to the knowledge of the Company, on the other respective parties thereto and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in SECTION 2.15(a) OF THE DISCLOSURE SCHEDULE are not obtained, shall continue in full force and effect without penalty or other adverse consequence except in a situation where the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect on the Company. The Company is not in breach of, or default under, any Material Contract, except in any such case for breaches or defaults that could not reasonably be expected to have a Material Adverse Effect on the Company.

             (b) Except as disclosed IN SECTION 2.15(b) OF THE DISCLOSURE SCHEDULE, to the best knowledge of the Company, no other party to any Material Contract is in material breach thereof or default thereunder.

         2.16 GUARANTIES, INTERCOMPANY CONTRACTS; TRANSACTIONS WITH AFFILIATES. Except as set forth IN SECTION 2.16 OF THE DISCLOSURE SCHEDULE, the Company is not a party to any guaranty, and no Person is a party to any guaranty for the benefit of the Company. Set forth in SECTION 2.16 OF THE DISCLOSURE SCHEDULE is a complete and accurate list of all contracts and agreements between Target, Holdings, Parent and/or any affiliate of Parent. Except for their ongoing, regular employment relationships with the Company and as set forth in SECTION
2.16 OF THE DISCLOSURE SCHEDULE, there are no loans, leases or other transactions or continuing transactions between the Company and any present or former stockholder, director, officer or employee of the Company, or any member of such officer's, director's, employee's or stockholder's immediate family, or any person controlled by such officer, director, employee or stockholder or his or her immediate family. Except as set forth in SECTION 2.16 OF THE DISCLOSURE SCHEDULE, no stockholder, director, officer or employee of the Company, any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any interest in, or serves as an officer or director or in another similar capacity of, any competitor, customer, distributor or supplier of the

Company, or any organization which has a contract or arrangement with the Company except for passive investments of less than 2% in publicly-traded companies.

         2.17 RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth in
SECTION 2.17 OF THE DISCLOSURE SCHEDULE, there is no agreement, commitment, judgment, injunction, order or decree binding upon Company or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company, any acquisition of property by Company or the conduct of business by Company as currently conducted, except for any prohibition or impairment that could not reasonably be expected to have a Material Adverse on the Company.

         2.18 TITLE TO PROPERTIES. SECTION 2.18 OF THE DISCLOSURE SCHEDULE sets forth the addresses and uses of all real property that the Company owns, leases or subleases. Except as set forth in SECTION 2.18 OF THE DISCLOSURE SCHEDULE, the Company has good, valid and (if applicable) marketable title to all of the assets it purports to own, free and clear of all liens, restrictions or encumbrances and none of such assets is subject to any mortgage, pledge, lien or conditional sale agreement. Such assets together with the assets leased by the Company constitute all property, equipment and other tangible assets which are necessary to the business of the Company as it was operated prior to the Closing Date and all equipment included therein is in good condition and repair (ordinary wear and tear excepted) and all leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful possession of the subject matter of the lease and true and complete copies thereof have been delivered or made available to the Purchaser or its counsel. The Company is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties which violation would have a Material Adverse Effect, nor has it received any notice of such violation. There are no defaults by the Company, or, to the Company's knowledge by any other party, which might curtail in any material respect the present use of the property of the Company. The performance by the Company of this Agreement and the transactions contemplated hereby will not result in the termination of, or in any increase of any amounts payable under, any of its leases for real property or material liens for personal property or will require the consent or approval from any other party to such leases.

         2.19 ENVIRONMENTAL MATTERS. Except as disclosed in SECTION 2.19 OF THE DISCLOSURE SCHEDULE, (i) the Company is in material compliance with all applicable laws relating to the protection of the environment ("ENVIRONMENTAL LAWS"); all past noncompliance, if any, of the Company with respect to Environmental Laws, known to the Company has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) the Company has not released any hazardous materials to or from any real property currently, or within the two year period preceding the date hereof, owned, leased or occupied by the Company, except in compliance with all Environmental Laws.

         2.20 INTELLECTUAL PROPERTY. For the purposes of this Agreement, the following terms have the following definitions:

         "INTELLECTUAL PROPERTY" shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) domain names, uniform resource locators ("URLS") and other names and locators associated with the Internet ("DOMAIN NAMES"); (v) industrial designs and any registrations and applications therefor;
(vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor; (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated, and (ix) any similar or equivalent rights to any of the foregoing (as applicable).

         "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Company.

         "REGISTERED INTELLECTUAL PROPERTY" means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority.

         "COMPANY REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company.

             (a) SECTION 2.20(a) OF THE DISCLOSURE SCHEDULE is a complete and accurate list of (i) all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered and lists any proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property; and (ii) all other trademarks and tradenames used by the Company in the operation of its business over the last three years.

             (b) SECTION 2.20(b) OF THE DISCLOSURE SCHEDULE is a complete and accurate list (by name and version number or other identifying code) of all products or service offerings of the Company ("COMPANY PRODUCTS") that have been distributed or provided in the one year period preceding the date hereof or which the Company currently intends to distribute or provide in the future, including any products or service offerings under development.

             (c) No Company Intellectual Property or Company Product (exclusive of third-party products ("Third Party Products") distributed by the Company) is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product. To the Company's knowledge no Third Party Product distributed by the Company is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

             (d) Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property in the jurisdictions noted in SECTION 2.20(A) OF THE DISCLOSURE SCHEDULE.

             (e) SECTION 2.20(e) OF THE DISCLOSURE SCHEDULE is a complete and accurate list of the filing date and status as of the date hereof with respect to any of the foregoing Registered Intellectual Property.

             (f) Except as disclosed on SECTION 2.20(f) OF THE DISCLOSURE SCHEDULE, the Company owns and has good and exclusive title to, each material item of Company Intellectual Property owned by it free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course).

             (g) To the extent that any material technology, software or Intellectual Property has been developed or created independently or jointly by a third party for Company and is incorporated into any of the Company Products, Company has a written agreement with such third party with respect thereto and Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a perpetual, non-terminable license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

             (h) Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was in the last year material Company Intellectual Property, to any third party, or knowingly permitted Company's rights in such material Company Intellectual Property to lapse or enter the public domain.

             (i) SECTION 2.20(i) OF THE DISCLOSURE SCHEDULE lists all material contracts, licenses and agreements to which the Company is a party: (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to the Company (other than commercially available off-the-shelf software).

             (j) All material contracts, licenses and agreements relating to either (i) Company Intellectual Property or (ii) between the Company and a third party relating to Intellectual Property of a third party licensed to Company, are in full force and effect. Except as set forth on SECTION 2.20(j) OF THE DISCLOSURE SCHEDULE, the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. Company is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the knowledge of Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Except as set forth on SECTION 2.20(j) OF THE DISCLOSURE SCHEDULE, the Company is not aware of any fact that would prevent the Surviving Corporation following the Closing Date from exercising all of Company's rights under such contracts, licenses and agreements to the same extent Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Purchaser or Merger Sub by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in (i) either Company's or the Merger Sub's granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to, either of them, (ii) either the Company's or the Merger Sub's being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) either the Company's or the Merger Sub's being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Company or Merger Sub, respectively, prior to the Closing.

             (k) The operation of the business of the Company as such business currently is conducted, including (i) Company's design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Company (including Company Products) and (ii) the Company's use of any product, device or process in connection with the foregoing, to the Company's knowledge has not and does not at the time of the Closing infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of the United States or Canada.

             (l) Company has not received notice from any third party that the operation of the business of Company or any product or service of Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

             (m) To the knowledge of Company, no person has or is infringing or misappropriating any Company Intellectual Property.

             (n) Company has taken reasonable steps to protect Company's rights in Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Company, and, without limiting the foregoing, Company has and uses its reasonable efforts to enforce a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Purchaser and all current and former employees and contractors of Company have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Company.

         2.21 BOARD APPROVAL. The Stockholders and Board of Directors of the Company have, as of the date of this Agreement (i) approved this Agreement and the transactions contemplated hereby and (ii) determined that the Merger is in the best interests of the stockholders of Company and is on terms that are fair to such stockholders.

         2.22 COLLECTIBILITY OF ACCOUNTS RECEIVABLE. All of the accounts receivable of the Company reflected on the Company Reports or existing at the date hereof (less the reserve for bad debts set forth on the Company Reports) are or will be at the Closing valid and enforceable claims and subject to no set off or counterclaim, and to the knowledge of the Company, will be fully collectible in the ordinary course of business; PROVIDED that the foregoing shall not be construed to constitute a guaranty of full collectibility. Except as set forth on SECTION 2.22 OF THE DISCLOSURE SCHEDULE, the Company has no accounts or loans receivable from any person, firm or corporation which is affiliated with the Company or from any director, officer or employee of the Company.

         2.23 ORDINARY COURSE. Since the Base Balance Sheet Date, the Company has conducted its business only in the ordinary course and consistently with its prior practices.

         2.24 BANKING RELATIONS. All of the arrangements which the Company has with any banking institutions are described in SECTION 2.24 OF THE DISCLOSURE
SCHEDULE indicating with respect to each such arrangements the type of arrangement maintained (such as checking account, borrowing arrangement, safe deposit box, etc.) and the person or persons authorized in respect thereof.

         2.25 HART-SCOTT-RODINO ACT. Under 15 U.S.C. Section 18a and the regulations promulgated thereunder, (i) Parent is not, and at the Effective Time Parent will not be, a "person" which has total assets or annual net sales of $100,000,000 or more and (ii) no Person other than Parent is Holdings' "ultimate parent entity".

         2.26 DIRECTORS AND OFFICERS. Except as disclosed in SECTION 2.26 OF THE DISCLOSURE SCHEDULE, to the knowledge of the Company, none of the officers or directors of the Company during the previous five years has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from, or otherwise imposing limits or conditions on his, engaging in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state commodities, securities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

         2.27 DISCLOSURE. This Agreement, the Disclosure Schedule and the certificates furnished at the Closing by or on behalf of the Company, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

         2.28 HOLDING COMPANY. Holdings has no assets other than shares of Target common stock, which except as set forth on SECTION 2.28 OF THE DISCLOSURE SCHEDULE, Holdings owns free and clear of all liens, claims and encumbrances. Except as set forth on SECTION
2.28 OF THE DISCLOSURE SCHEDULE, Holdings has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or accrued or to become due or potential liabilities relating to activities at the Company or the conduct of its business prior to the date hereof or the Closing Date.

         2.29 INVENTORIES. Except as disclosed in SECTION 2.29 OF THE DISCLOSURE SCHEDULE, all of the Company's inventory items are of a quality and quantity salable in the ordinary course of its business at profit margins consistent with Seller's experience in prior years. All inventory items shown on SECTION 2.29 OF THE DISCLOSURE SCHEDULE reflect write-downs to realizable values in the case of items which have become obsolete or unsaleable (except at prices less than cost) through regular distribution channels in the ordinary course of the business of the Company. Except as set forth on SECTION 2.29 OF THE DISCLOSURE SCHEDULE the values of the inventories stated in the Company Reports and any subsequent financial statements of the Company reflect the normal inventory valuation policies of the Company and were determined in accordance with generally accepted accounting principles, practices and methods consistently applied.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

         As a material inducement to Purchaser and Merger Sub to enter into this Agreement and consummate the transactions contemplated hereby, each Stockholder hereby makes to Purchaser and Merger Sub the representations and warranties contained in this Article III; PROVIDED, HOWEVER, that no Stockholder shall have a right of indemnity or contribution from the Company or the Surviving Corporation with respect to any breach of the representations and warranties hereunder.

         3.1 ORGANIZATION. If the Stockholder is a corporate entity, the Stockholder is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.

         3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. If the Stockholder is a corporate entity: (i) the Stockholder has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby; and (ii) the execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Stockholder and no other corporate proceedings on the part of Stockholder are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Purchaser and Merger Sub, constitutes legal and binding obligations of Stockholder, enforceable against Stockholder in accordance with their respective terms.

         3.3 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

             (a) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder shall not, (i) conflict with or violate the Stockholder organizational documents, (ii) subject to compliance with the requirements set forth in Section 3.3(b) below, to the knowledge of Stockholder, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Stockholder or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Stockholder rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Stockholder pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or its properties are bound or affected, except in any case for such conflicts, violations, breaches, defaults or other occurrences that could not reasonably be expected to have a Material Adverse Effect on the Company.

             (b) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for the filing and recordation of the Merger Documents as required by Delaware Law and Texas Law and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not otherwise have a Material Adverse Effect on the Company.

         3.4 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Stockholder.

         3.5 ACCREDITED INVESTOR. Except as set forth on SECTION 3.5 OF THE DISCLOSURE SCHEDULE, each Stockholder is an "accredited investor" within the meaning of Rule 501(a) or Regulation D promulgated under the Securities Act and, if not a natural person, was not organized for the specific purpose of acquiring the Purchaser Common Stock.

         3.6 KNOWLEDGE AND EXPERIENCE. Each Stockholder has sufficient knowledge and experience in investing in companies similar to Purchaser so as to be able to evaluate the risks and merits of its investment in Purchaser and such Stockholder is able financially to bear the risks thereof, including a complete loss of its investment therein.

         3.7 DISTRIBUTION. The Purchaser Common Stock being issued to each Stockholder is being acquired by such Stockholder for its own account for the purpose of investment and not with a present view to the resale or distribution thereof or any interest therein.

         3.8 UNREGISTERED SECURITIES. Each Stockholder understands that (i) the shares of Purchaser Common Stock issued hereby have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the

Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the shares of Purchaser Common Stock issued hereby must be held indefinitely unless a subsequent disposition thereof its registered under the Securities Act or is exempt from such registration under the Securities Act or is exempt from such registration and agrees not to transfer or dispose of any of the Purchaser Common Stock, or any interest therein, except in accordance with all applicable federal and state laws, and
(iii) the Purchaser Common Stock will bear a legend to such effect.

         3.9 BENEFICIAL OWNERSHIP. Each Stockholder owns beneficially and of record that number of shares of Holdings Common Stock set forth beside such Stockholders name on SECTION 3.9 OF THE DISCLOSURE SCHEDULE full and clear of any liens, restrictions or encumbrances.



                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

         As a material inducement to Holdings, Target and the Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, Purchaser and Merger Sub jointly and severally hereby make to Holdings, Target and the Stockholders the representations and warranties contained in this
Article IV. Such representations and warranties are subject to such exceptions as are disclosed in the disclosure schedules supplied by Purchaser and Merger Sub dated as of the date hereof (the "PURCHASER SCHEDULE").

         4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Purchaser and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser and Merger Sub. Each of Purchaser and Merger Sub is in possession of all approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such approvals would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser. Each of Purchaser and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Purchaser.

         4.2 CAPITALIZATION. The authorized capital stock of Purchaser consists of (i) 40,000,000 shares of Purchaser Common Stock, par value $0.001 per share, and (ii) 2,000,000 shares of preferred stock, par value $0.001 per share (the "PURCHASER PREFERRED STOCK"). At the close of business on April 30, 2000, (i) 19,357,369 shares of Purchaser Common Stock were issued and outstanding, and
(ii) as of April 30, 2000, 4,307,084 shares of Purchaser Common

Stock were reserved for issuance, under the Purchaser's 1996 Stock Option Plan and 1999 Stock Option and Grant Plan. No shares of Purchaser Preferred Stock are outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.001 per share, all of which, as of the date hereof, are issued and outstanding and held by Purchaser. All of the outstanding shares of Purchaser's and Merger Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Purchaser Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the shares of Purchaser Common Stock to be issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable. As of the date of this Agreement, except as set forth in SECTION
4.2 OF THE PURCHASER SCHEDULE and except as contemplated by this Agreement, there are no registration rights and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Purchaser or Merger Sub is a party or by which they are bound with respect to any equity security of any class of Purchaser or with respect to any equity security, partnership interest or similar ownership interest of any class of Merger Sub.

         4.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Purchaser and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and Merger Sub and the consummation by Purchaser and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser and Merger Sub, and no other corporate proceedings on the part of Purchaser or Merger Sub are necessary to authorize this Agreement, or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Purchaser and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitute legal and binding obligations of Purchaser and Merger Sub, enforceable against Purchaser and Merger Sub in accordance with their respective terms.

         4.4 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

             (a) The execution and delivery of this Agreement by Purchaser and Merger Sub do not, and the performance of this Agreement by Purchaser and Merger Sub shall not, (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of Purchaser or any of its subsidiaries, (ii) subject to compliance with the requirements set forth in
Section 4.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Purchaser or any of its subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Purchaser's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Purchaser or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser or any of its subsidiaries is a party or by which Purchaser or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not in the case of clauses (ii) or (iii) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser.

             (b) The execution and delivery of this Agreement by Purchaser and Merger Sub do not, and the performance of this Agreement by Purchaser and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for the filing of the Merger Documents as required by Delaware Law and Texas Law.

         4.5 SEC FILINGS; FINANCIAL STATEMENTS.

             (a) Each report, schedule, registration statement and definitive proxy statement filed by Purchaser with the SEC on or after October 22, 1999 (the "Purchaser SEC Reports"), which are all the forms, reports and documents required to be filed by Purchaser with the SEC since October 22, 1999 (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act and the rules and regulations of the SEC promulgated thereunder, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Purchaser's subsidiaries is required to file any reports or other documents with the SEC.

             (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Purchaser SEC Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each presented fairly in all material respects the consolidated financial position of Purchaser and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

         4.6 ABSENCE OF LITIGATION. Except as set forth in SECTION 4.6 OF THE PURCHASER SCHEDULE, there are no claims, actions, suits or proceedings pending or, to the knowledge of each of Purchaser and Merger Sub, threatened (or, to the knowledge of each of Purchaser and Merger Sub, any governmental or regulatory investigation pending or threatened) against Purchaser, Merger Sub or any other subsidiary of Purchaser or any properties or rights of Purchaser, Merger Sub or any other subsidiary of Purchaser, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

         4.7 BOARD APPROVAL. The Boards of Directors of each of Purchaser and Merger Sub have, as of the date of this Agreement unanimously (i) approved this Agreement and the transactions contemplated hereby and (ii) determined that the Merger is in the best interests of the stockholders of each of Purchaser and Merger Sub and is on terms that are fair to such stockholders.

         4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since April 30, 2000, the business of the Purchaser and its subsidiaries has been conducted in the ordinary course of business consistent with past practice.

         4.9 OFFERING VALID. Assuming the accuracy of the Stockholders representations and warranties contained in Article III hereof, the issuance of the Purchaser Common Stock will be exempt from the registration requirements of the Securities Act.

         4.10 LUCENT. The term of Purchaser's Agreement with Lucent Technologies dated April 30, 1999 is through April 30, 2002, and the Agreement has not been terminated.

                                   ARTICLE V

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         5.1 CONDUCT OF BUSINESS BY COMPANY . During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company except to the extent that Purchaser shall otherwise consent in writing, carry on its business, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to
(i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings.

         In addition, except as permitted by the terms of this Agreement, and the transactions contemplated hereby, and except as provided in SECTION 5.1 OF THE DISCLOSURE SCHEDULE, without the prior written consent of Purchaser, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not, and with respect to Section (a) below, Parent shall not permit the Company or any of the Company's subsidiaries to, do any of the following:

             (a) With respect to Parent, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans to any employee, consultant or director of the Company, except as provided for under this Agreement or the attached exhibits;

             (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Purchaser, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

             (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices, provided that in no event shall Company license on an exclusive basis or sell any Company Intellectual Property;

             (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

             (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries;

             (f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares;

             (g) Cause, permit or propose any amendments to the Company Charter Documents;

             (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or alliances;

             (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory in the ordinary course of business consistent with past practice;

             (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice;

             (k) Adopt or amend any material employee policy or arrangement, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or, except in the ordinary course of business consistent with past practice, increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

             (l) (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of Company as provided to the Purchaser or incurred since the date of such financial statements, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which Company or any of its subsidiaries is a party or of which Company or any of its subsidiaries is a beneficiary;

             (m) Make any individual or series of related payments outside of the ordinary course of business in excess of $100,000;

             (n) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any Material Contract or agreement to which Company or any subsidiary thereof is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder; (o) Enter into, renew or materially modify any contracts, agreements, or obligations relating to the distribution, sale, license or marketing by third parties of Company's products or products licensed by Company other than renewals of existing nonexclusive contracts, agreements or obligations;

             (p) Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

             (q) Incur or enter into any agreement, contract or commitment requiring Company or any of its subsidiaries to pay in excess of $100,000, excluding routine purchase orders consistent with past practices;

             (r) Settle any material litigation; or

             (s) Agree in writing or otherwise to take any of the actions described in Section 5.1(a) through (r) above.

         Notwithstanding anything to the contrary contained in this Section 5.1, the parties agree that DTIH will make cash payments in an aggregate amount not to exceed $1,100,000 to management employees of Target prior to the Closing.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 CONFIDENTIALITY; ACCESS TO INFORMATION.

             (a) CONFIDENTIALITY. The parties acknowledge that Parent and Purchaser have previously executed a Mutual Confidentiality Agreement, between Parent and the Purchaser (the "CONFIDENTIALITY AGREEMENT"), which
Confidentiality Agreement will continue in full force and effect in accordance with its terms.

             (b) ACCESS TO INFORMATION. Company will afford Purchaser and its accountants, counsel and other representatives, reasonable access to the properties, books, records and personnel of Company during the period prior to the Effective Time to obtain all information concerning the business of the Company, including the status of product development efforts, properties, results of operations and personnel of Company, as Purchaser may reasonably request. No information or knowledge obtained by Purchaser in any investigation pursuant to this Section 6.1 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          6.2 PUBLIC DISCLOSURE. Purchaser, Parent and Company will attempt to consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement, and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange.

         6.3 REASONABLE EFFORTS; NOTIFICATION.

         Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

             (a) Parent and Company shall give prompt notice to Purchaser upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Company or Parent to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

             (b) Purchaser shall give prompt notice to Company upon becoming aware that any representation or warranty made by it or Merger Sub contained in this Agreement has become untrue or inaccurate, or of any failure of Purchaser or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.2(a) or 7.2(b) would not be satisfied; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         6.4 EMPLOYEE BENEFITS.

             (a) Target shall, prior to the Closing Date, terminate the Target 401(k) Plan (the "PLAN") and, except for any contributions to the Plan made with respect to compensation earned prior to the Closing Date, no further contributions shall be made to the Plan. Target shall provide to Purchaser: (i) executed resolutions of the Board of Directors of Target authorizing the Plan termination, effective prior to the Closing Date, and (ii) an executed amendment to the Plan sufficient to ensure compliance with all applicable requirements of the Code and the regulations issued thereunder so that the tax-qualified status of the Plan will be maintained at the time of Plan termination.

             (b) Parent and the Major Stockholders agree to assume any and all liability relating to, arising out of, or resulting from, COBRA, and any state statute similar to COBRA, attributable to any and all "Qualified Beneficiaries" of Target (as such term is defined in COBRA) with respect to qualifying events occurring at or prior to the Closing Date (including, without limitation, by reason of the transactions contemplated by this Agreement).

         6.5 THIRD PARTY CONSENTS. As soon as practicable following the date hereof, Purchaser and Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

         6.6 NASDAQ LISTING. Purchaser agrees to cause the listing on Nasdaq the shares of Purchaser Common Stock issuable hereunder, and those required to be reserved for issuance, in connection with the Merger, subject to official notice of issuance.

         6.7 NON-COMPETITION.

             (a) Each Stockholder set forth on SECTION 6.7(a) OF THE DISCLOSURE SCHEDULE agrees that for a period of three years after the Effective Time, that he or she (i) will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate or invest in any business activity which develops, manufactures or markets equipment or software competitive with the existing products or products under development, or which are the subject of active planning by the Company at the time of Closing; (ii) will refrain from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave the employment of the Company; and (iii) will refrain from soliciting or encouraging any customer or supplier to terminate or otherwise modify adversely its business relationship with the Company. Notwithstanding the foregoing, a Stockholder may hold stock in a competitor if the stock is publicly traded and the amount of stock held is less than 1% of the outstanding capital stock of the competitor.

             (b) Each Stockholder set forth on SECTION 6.7(b) OF THE DISCLOSURE SCHEDULE agrees that for a period of two years after the Effective Time, that he or she (i) will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate or invest in any business activity which develops, manufactures or markets equipment or software competitive with the existing products or products under development, or which are the subject of active planning by the Company at the time of Closing; (ii) will refrain from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave the employment of the Company; and (iii) will refrain from soliciting or encouraging any customer or supplier to terminate or otherwise modify adversely its business relationship with the Company. Notwithstanding the foregoing, a Stockholder may hold stock in a competitor if the stock is publicly traded and the amount of stock held is less than 1% of the outstanding capital stock of the competitor.

             (c) Each Stockholder set forth on SECTION 6.7(c) OF THE DISCLOSURE SCHEDULE agrees that for a period of one year after the Effective Time, that he or she (i) will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate or invest in any business activity which develops, manufactures or markets equipment or software competitive with the existing products or products under development, or which are the subject of active planning by the Company at the time of Closing; (ii) will refrain from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave the employment of the Company; and (iii) will refrain from soliciting or encouraging any customer or supplier to terminate or otherwise modify adversely its business relationship with the Company. Notwithstanding the foregoing, a Stockholder may hold stock in a competitor if the stock is publicly traded and the amount of stock held is less than 1% of the outstanding capital stock of the competitor.

             (d) Each of Hugh Crook, Mark Leonard and Purchaser, shall have entered into the Non-Competition and Non-Solicitation Agreement attached hereto as EXHIBIT C.

         6.8 INTERCOMPANY ACCOUNT. At the Effective Time (i) all intercompany payables or liabilities of the Company to Parent shall be cancelled and extinguished and (ii) all intercompany payables or liabilities of Parent to the Company shall be cancelled and extinguished. At the Effective Time, all indemnification and similar obligations of Company in favor of Parent between Parent and the Company shall be cancelled and extinguished.

         6.9 LICENSE AGREEMENT. Purchaser agrees, and Parent agrees to cause Datapulse PLC, to enter into the License Agreement attached hereto as EXHIBIT D at the Closing.

         6.10 EMPLOYMENT AGREEMENT. The Surviving Corporation and at least thirteen (13) of the employees listed on SECTION 6.10 OF THE DISCLOSURE SCHEDULE, including Ross LaBarbera, shall execute employment agreements in the form of EXHIBIT E hereto.

         6.11 REGISTRATION RIGHTS. The Purchaser and each of the stockholders of Holdings shall have entered into a Registration Rights Agreement substantially in the form attached hereto as EXHIBIT F.

         6.12 RELEASES. Each Stockholder shall execute and deliver a general release of all claims which he, she or it may have (in any capacity) in the form attached hereto as EXHIBIT G.

         6.13 EXCHANGE ACT FILINGS. Purchaser agrees to use commercially reasonable efforts to file all materials required by the Securities Exchange Act of 1934, as amended, as may be necessary to enable the Purchaser to register securities on a Form S-3 Registration Statement.

         6.14 LOAN GUARANTEES. Purchaser shall indemnify and hold harmless Parent from and against any and all liability arising out of or in connection with the Parent's guarantees of the loan and related obligations of Holdings and Target to Bank of America, N.A., pursuant to the Loan Agreement between Target and Bank of America, N.A., as successor by merger to NationsBank, N.A., dated as of September 30, 1998, as amended on October 13, 1999.



                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

         7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

             (a) NO ORDER; HSR ACT. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

         7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY . The obligation of Company and the Stockholders to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Company:

             (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Purchaser and Merger Sub contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Purchaser and Merger Sub, (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause A) as of such particular date). Company shall have received a certificate with respect to the foregoing signed on behalf of Purchaser by an authorized officer of Purchaser.

             (b) AGREEMENTS AND COVENANTS. Purchaser and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect, and to the effect set forth in Section 7.2(a), signed on behalf of Purchaser by an authorized officer of Purchaser.

             (c) NASDAQ LISTING. The shares of Purchaser Common Stock issuable to the stockholders of Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on Nasdaq upon official notice of issuance.

             (d) MATERIAL ADVERSE EFFECT. No Material Adverse Effect with respect to Purchaser and its subsidiaries shall have occurred since the date of this Agreement; PROVIDED, HOWEVER, that the trading price of Purchaser Common Stock shall not be considered in evaluating whether a Material Adverse Effect with respect to Purchaser shall have occurred.

             (e) REGISTRATION RIGHTS. Purchaser shall have executed and delivered to the Stockholders a Registration Rights Agreement substantially in the form attached hereto as EXHIBIT F.

             (f) OPINION OF COUNSEL. The Stockholders shall have received from McDermott, Will & Emery an opinion as of the Closing Date in the form attached hereto as EXHIBIT K.

             (g) LICENSE AGREEMENT. Purchaser and Datapulse PLC shall have entered into the License Agreement in substantially the form attached hereto as EXHIBIT D.

         7.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND MERGER SUB. The obligations of Purchaser and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Purchaser:

             (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of the Stockholders and the Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Company, (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause A) as of such particular date). Purchaser shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized officer of Company.

             (b) AGREEMENTS AND COVENANTS. Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Purchaser shall have received a certificate to such effect, and to the effect set forth in Section 7.3(c), signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company.

             (c) MATERIAL ADVERSE EFFECT. No Material Adverse Effect with respect to Company and its subsidiaries shall have occurred since the date of this Agreement.

             (d) CONSENTS. Company shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby in connection with the agreements, contracts, licenses or leases set forth on SECTION 7.3(d) OF THE DISCLOSURE SCHEDULE.

             (e) EMPLOYMENT AGREEMENT. The Surviving Corporation and at least thirteen (13) of the employees listed on SECTION 6.10 OF THE DISCLOSURE SCHEDULE, including Ross LaBarbera, shall execute employment agreements in the form of EXHIBIT E hereto on or about the Closing Date. Each employee of Target or Holdings which currently has an employment agreement or letter in effect shall have executed an agreement in substantially the form attached hereto as
EXHIBIT I to terminate such agreement or letter.

             (f) LICENSE AGREEMENT. Purchaser and Datapulse PLC shall have entered into the License Agreement in substantially the form attached hereto as EXHIBIT B.

             (g) OPINIONS OF COUNSEL.

                  (i) The Purchaser and Merger Sub have received from McCarthy Tetrault, counsel for Parent, Holdings and Target, an opinion as of the Closing Date in form attached hereto as EXHIBIT H.

                  (ii) The Purchaser and Merger Sub shall have received from Jenkens & Gilchrist, P.C., special counsel for Holdings and Target, an opinion as of the Closing Date in the form attached hereto as EXHIBIT I.

             (h) STOCKHOLDER LIST. The Company shall deliver to the Purchaser a certificate, certified by Secretary of Holdings, listing the total number of shares of Holdings Common Stock authorized, issued and outstanding and setting forth the name and address of each beneficial owner thereof.

             (i) OPTION EXERCISE. Holders of options to purchase shares of Holdings Common Stock shall have exercised options to purchase 1,652,174 shares of Holdings Common Stock prior to the Effective time.

                                  ARTICLE VIII

                                   TAX MATTERS

         8.1 DEFINITION OF TAXES. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges constituting taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         8.2 TAX REPRESENTATIONS. Each of the Stockholders and Company severally represents and warrants to the Purchaser and Merger Sub as set forth below:

             (a) The Company has (i) timely filed within the time period for filing or any extension granted with respect thereto all applicable federal, state, local, foreign and other returns, declarations, reports, claims for refund, or information statements relating to Taxes including any schedule attached thereto and any amendment thereto ("RETURNS") required to be filed relating to or pertaining to any and all Taxes attributable to, levied or imposed upon, or incurred in connection with the Company and (ii) paid all of the Taxes due and payable prior to the date hereof.

             (b) With respect to the Company, (i) there are not pending or threatened in writing any audits, examinations, assessments, asserted deficiencies or written claims for Taxes and (ii) there are (and immediately after the Closing there will be) no Encumbrances for Taxes upon any assets of the Company other than for Taxes not yet due and payable.

             (c) No Tax deficiencies, assessments or audit adjustments have been proposed in writing, assessed or asserted against the Company).

             (d) Except as set forth in SECTION 8.2(d) OF THE DISCLOSURE SCHEDULE, the Company is not delinquent in the payment of its Taxes.

             (e) The Company has not requested any extension of time within which to file any Returns related to the Company in respect of any taxable period which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding.

             (f) Except as set forth in SECTION 8.2(f) OF THE DISCLOSURE SCHEDULE, the Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all employment, FICA, FUTA and other Taxes and similar amounts required to be so withheld and paid over under all applicable laws.

             (g) No power of attorney for Taxes has been granted with respect to the Company.

             (h) The accruals and reserves for Taxes reflected in the balance sheet of the Company as of March 31, 2000 are in all material respects adequate to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with U.S. GAAP applied on a consistent basis with the balance sheet included in the Company Reports, and the accrual and reserves for Taxes reflected in the books and records of the Company as of the last day of the Company's most recently complete fiscal month end are in all material respects adequate to cover all Taxes required to be accrued through such date (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP applied on a consistent basis with the balance sheet included in the Company Reports.

         8.3 TAX RESPONSIBILITY.

             (a) The Stockholders shall be responsible for and shall timely pay or cause to be paid (i) any and all Taxes whensoever arising with respect to or relating to the Stockholders or the Company that are attributable to any taxable period ending on or prior to the Closing Date, including any Taxes attributable to the Merger (collectively, "COMPANY'S TAXES").

             (b) Purchaser shall be responsible for and shall timely pay or cause to be paid any and all Taxes with respect to the Company that are attributable to any taxable period commencing after the Closing Date (collectively, "PURCHASER'S TAXES")

         8.4 TAX RETURNS.

             (a) Subject to the parties' respective obligations to make payments pursuant to Sections 8.3(a) and 8.3(b) of this Agreement, Purchaser shall prepare and file (or cause to be prepared and filed) on a timely basis all Returns with respect to the Company ("COMPANY TAX RETURNS") for all taxable periods ending on or before and after the Closing Date. Such Returns for all taxable periods ending on or before the Closing Date shall be prepared in a manner consistent with past practice.

             (b) Each Stockholder shall timely provide to Purchaser all information and documents within the possession of such Stockholders (or their auditors, advisors or affiliates) and signatures and consents necessary for Purchaser to properly prepare and file the Company Tax Returns or in connection with the determination of any Tax liability or any audit, examination or proceeding. Purchaser shall timely provide to a requesting Stockholder all information and documents within its possession or the possession of its auditors, advisors or affiliates in connection with the determination of any Tax liability or any audit, examination or proceeding. Each party hereto shall reasonably cooperate with the other (at their own expense) parties to obtain other information or documents necessary or appropriate to prepare and file Returns or elections or necessary or appropriate in connection with the determination of any Tax liability or any audit, examination or proceeding.

         8.5 REFUNDS AND CREDITS. All refunds or credits of Company's Taxes or Purchaser's Taxes (including refunds or credits of Taxes shown on the Closing Balance Sheet) shall be the property of Purchaser. Following the Closing, each Stockholder shall promptly forward (or cause to be forwarded) to Purchaser any refunds or credits due to Purchaser pursuant to this section after receipt or realization thereof by any Stockholder.

         8.6 ASSISTANCE AND COOPERATION. Each of the Stockholders and Purchaser (and their respective Affiliates) shall, with respect to items (a) and (b) below, at the expense of the requesting party, otherwise at their own expense:

             (a) assist the other party in preparing any Returns which such other party is responsible for preparing and filing in accordance with this
Article VIII;

             (b) cooperate fully in preparing for any audits of, or disputes with Taxing authorities regarding, any Returns relating to the Company;

             (c) make available to the other and to any Taxing authority as reasonably requested all information, records, and documents relating to Taxes concerning the Company;

             (d) make available to the other and to any Taxing authority as reasonably requested employees and independent auditors to provide explanations and additional information relating to Taxes concerning the Company;

             (e) provide timely notice to the other in writing of any pending or threatened Tax audits, assessments or Tax Proceedings with respect to the Company for taxable periods for which the other may have a liability under this
Article VIII;

             (f) furnish the other with copies of all correspondence received from any Taxing authority in connection with any Tax audit or Tax proceedings with respect to any taxable period for which the other may have a liability under this Article VIII; and

             (g) retain any books and records that could reasonably be expected to be necessary or useful in connection with Purchaser's preparation of any Return, or for any audit, examination, or proceeding relating to Taxes. Such books and records shall be retained until the expiration of the applicable statute of limitations (including extensions thereof to the extent the party has been notified thereof); PROVIDED, HOWEVER, that in the event of an audit, examination, investigation or proceeding has been instituted prior to the expiration of the applicable statute of limitations (or in the event of any claim under this Agreement), the books and records shall be retained until there is a final determination thereof (and the time for any appeal has expired).

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

             (a) by mutual written consent duly authorized by the Boards of Directors of Purchaser and Company;

             (b) by either Holdings or Purchaser if the Merger shall not have been consummated by June 30, 2000 for any reason; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

             (c) by either Holdings or Purchaser if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

             (d) by Holdings, upon a breach of any representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement, or if any representation or warranty of Purchaser shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; PROVIDED, that if such inaccuracy in Purchaser's representations and warranties or breach by Purchaser is curable by Purchaser through the exercise of its commercially reasonable efforts, then Holdings may not terminate this Agreement under this Section 9.1(d) for thirty (30) days after delivery of written notice from Holdings to Purchaser of such breach, PROVIDED Purchaser continues to exercise commercially reasonable efforts to cure such breach (it being understood that Holdings may not terminate this Agreement pursuant to this Section 9.1(d) if it shall have materially breached this Agreement or if such breach by Purchaser is cured during such thirty (30)-day period); or

             (e) by Purchaser, upon a breach of any representation, warranty, covenant or agreement on the part of either a Stockholder or Company set forth in this Agreement, or if any representation or warranty of either a Stockholder or Company shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; PROVIDED, that if such inaccuracy in such representations and warranties or breach is curable by either a Stockholder or Company through the exercise of its commercially reasonable efforts, then Purchaser may not terminate this Agreement under this Section 9.1(e) for thirty (30) days after delivery of written notice from Purchaser to such breaching party of such breach, PROVIDED such breaching party continues to exercise commercially reasonable efforts to cure such breach (it being understood that Purchaser may not terminate this Agreement pursuant to this Section 9.1(e) if it shall have materially breached this Agreement or if such breach by such breaching party is cured during such thirty (30)-day period).

         9.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under Section 9.1 above will be effective immediately upon (or, if the termination is pursuant to Section 9.1(d) or Section 9.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 9.2,
Section 9.3 and Article X (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of its representations and covenants contained in this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

         9.3 FEES AND EXPENSES. Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby by the Purchaser and Merger Sub shall be paid by the Purchaser whether or not the Merger is consummated and all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby by the Stockholders and the Company shall be paid by the Stockholders whether or not the Merger is consummated; PROVIDED, however, that Holdings shall pay up to $15,000 of reasonable fees of Jackson Walker, L.L.P. to advise on matters relating uniquely to the Stockholders who are employees of Target; PROVIDED FURTHER that, as between Parent and the other Stockholders, the fees and expenses of McCarthy Tetrault, Jenkens & Gilchrist, P.C. and KPMG Peat Marwick LLP shall be paid by Parent and Parent shall not be responsible for the fees and expenses of Jackson Walker, L.L.P.

         9.4 AMENDMENT. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Purchaser Holdings and each of the Stockholder Representatives (as defined in Section 10.17).

         9.5 EXTENSION; WAIVER. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                   ARTICLE X

                               GENERAL PROVISIONS

         10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Company, the Stockholders, Merger Sub and the Purchaser contained in this Agreement, the Disclosure Schedule and any certificate delivered pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (collectively, the "ACQUISITION DOCUMENTS"), shall survive the Closing by one year; PROVIDED, HOWEVER, that (i) the representations and warranties contained in Section 2.7(a) shall survive the Closing for a period of six months, (ii) the representations and warranties contained in Sections 2.3, 2.9, 3.9 and Article VIII shall survive until the fifth anniversary of the Closing Date, and (iii) the information delivered pursuant to Section 7.3(h) shall remain true and accurate for a period of six months after the Closing. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved. In addition, each Stockholder hereby agrees that until the expiration of each representation and warranty it shall not to adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization without the prior written consent of Purchaser.

         10.2 INDEMNIFICATION BY THE HOLDERS.

             (a) From and after the Closing, Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "PURCHASER INDEMNIFIED PARTY") shall be indemnified and held harmless, severally, and not jointly and severally, by Parent and each Major Stockholder (each a "HOLDER") for any and all liabilities, losses, damages, claims, costs (including business interruption costs) and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any action brought or otherwise initiated by any of them) (hereinafter a "LOSS" and in the aggregate the "LOSSES"), arising out of or resulting from the breach of any representation or warranty made by the Company or the Stockholders contained in the Acquisition Documents.

             (b) A Purchaser Indemnified Party shall give the Stockholders' Representatives notice of any matter which a Purchaser Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligation and liabilities of the Holders under this
Article X with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article X ("THIRD PARTY CLAIMS") shall be governed by and contingent upon the following additional terms and conditions: if a Purchaser Indemnified Party shall receive notice of any Third Party Claim, the Purchaser Indemnified Party shall give the Stockholders' Representatives notice of such Third Party Claim within 30 days of the receipt by the Purchaser Indemnified Party of such notice; PROVIDED, HOWEVER, that the failure to provide such notice shall not release the Holders from any of its obligations under this Article X except to the extent the Holders are materially prejudiced by such failure and shall not relieve the Holders from any other obligation or liability that it may have to any Purchaser Indemnified Party otherwise than under this Article X. If the Stockholders' Representatives acknowledge in writing the Holders' obligation to indemnify the Purchaser Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Stockholders' Representatives shall be entitled to assume and control the defense of such Third Party Claim on behalf of the Holders at its expense and through counsel of its choice if it gives notice of its intention to do so to the Purchaser Indemnified Party within ten days of the receipt of such notice from the Purchaser Indemnified Party; PROVIDED, HOWEVER, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate under applicable standards of professional conduct for the same counsel to represent both the Purchaser Indemnified Party and the Holders, then the Purchaser Indemnified Party shall be entitled to retain its own counsel at the expense of the Holders. In any event the Stockholders' Representatives exercise the right to undertake any such defense against any such Third Party Claim on behalf of the Holders as provided above, the Purchaser Indemnified Party shall cooperate with the Stockholders' Representatives in such defense and make available to the Stockholders' Representatives, at the Holders' expense, all witnesses, pertinent records, materials and information in the Purchaser Indemnified Party's possession or under the Purchaser Indemnified Party's control relating thereto as is reasonably required by the Stockholders' Representatives. Similarly, in the event the Purchaser Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Holders shall cooperate with the Purchaser Indemnified Party in such defense and make available to the Purchaser Indemnified Party, at the Holders' expense, all such witnesses, records, materials and information in the Holders' possession or under the Holders' control relating thereto as is reasonably required by the Purchaser Indemnified Party. No such Third Party Claim may be settled by the Holders without the prior written consent of the Purchaser Indemnified Party, which consent shall not be unreasonably withheld.

             (c) From and after the Closing, except with respect to a breach of Sections 6.1, 6.2 or 6.7, in the absence of fraud, willful misconduct or bad faith breach ("EXCEPTED CLAIMS"), the sole and exclusive remedy of Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns against a Stockholder or any of its Affiliates, officers, directors, employees, agents, successors and assigns with respect to any breach of the representation and warranties contained in the Acquisition Documents shall be pursuant to the indemnification provisions set forth in this Section 10.2.

         10.3 LIMITATIONS ON INDEMNIFICATION BY THE HOLDERS. Notwithstanding the foregoing, the right of a Purchaser Indemnified Party to indemnification under
Section 10.2, Section 6.4(b) or Article VIII shall be subject to the following provisions:

             (a) No indemnification shall be payable pursuant to Section 10.2,
Section 6.4(b) or Article VIII to any Purchaser Indemnified Party unless the total of all claims for indemnification pursuant to Section 10.2, Section 6.4(b) or Article VIII shall exceed $750,000 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof;

             (b) With respect to breaches of the representations and warranties contained in Article III hereof each Holder shall be responsible solely for such Holder's individual representations and warranties contained in Article III as limited by Section 10.3(c) below;

             (c) No indemnification shall be payable by a Holder pursuant to
Section 10.2, Section 6.4(b) or Article VIII after the cumulative amount of any claims paid by such Holder to or on behalf of the Purchaser Indemnified Parties exceeds fifty percent (50%) of the proceeds received by such Holder pursuant to the terms of this Agreement, with the Purchaser Common Stock having the value of $26.7931 per share.

             (d) Subject to the aggregate maximum liability specified for each Holder in Section 10.3(c) hereof, each Stockholder shall be liable only for a portion of each claim suffered by a Purchaser Indemnified Party determined by multiplying the total amount of such claim by the percentage set forth opposite such Holder's name on EXHIBIT L attached hereto; PROVIDED, that, the limitation contained in this Section 10.3(d) shall not apply with respect to breaches of the representations and warranties contained in Article III hereof.

             (e) Except for claims made for breaches of the representations and warranties under Article III, the Purchaser Indemnified Parties agree that they may only bring an indemnity claim against a Holder who is not an employee of Target as of the Closing Date if such Purchaser

Indemnified Parties also include in the same claim an indemnity claim against each of the Major Stockholders;

             (f) The amount of indemnification pursuant to Section 10.2 shall be reduced by the amount of insurance proceeds and payments from third parties, if any, received by a Purchaser Indemnified Party; and

             (g) The limitations contained in Sections 10.3(a), 10.3(c) and 10.3(d) shall not apply to any claims related to ownership of Holdings Common Stock or such Holder's authority to enter into this Agreement and consummate the transactions contemplated hereby.

         10.4 INDEMNIFICATION BY THE PURCHASER.

             (a) From and after the Closing, Parent and each Major Stockholder (each a "SELLER INDEMNIFIED PARTY") shall be indemnified and held harmless by the Purchaser for any and all Losses, arising out of or resulting from the breach of any representation or warranty made by Purchaser or Merger Sub contained in the Acquisition Documents.

             (b) A Seller Indemnified Party shall give the Purchaser notice of any matter which a Seller Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligation and liabilities of the Purchaser under this Article X with respect to Third Party Claims shall be governed by and contingent upon the following additional terms and conditions: if a Seller Indemnified Party shall receive notice of any Third Party Claim, the Seller Indemnified Party shall give the Purchaser notice of such Third Party Claim within 30 days of the receipt by the Seller Indemnified Party of such notice; PROVIDED, HOWEVER, that the failure to provide such notice shall not release the Purchaser from any of its obligations under this Article X except to the extent the Purchaser is materially prejudiced by such failure and shall not relieve the Purchaser from any other obligation or liability that it may have to any Seller Indemnified Party otherwise than under this Article X. If the Purchaser acknowledges in writing the Purchaser's obligation to indemnify the Seller Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Purchaser shall be entitled to assume and control the defense of such Third Party Claim on behalf of the Seller Indemnified Party at its expense and through counsel of its choice if it gives notice of its intention to do so to the Seller Indemnified Party within ten days of the receipt of such notice from the Seller Indemnified Party; PROVIDED, HOWEVER, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate under applicable standards of professional conduct for the same counsel to represent both the Seller Indemnified Party and the Purchaser, then the Seller Indemnified Party shall be entitled to retain its own counsel at the expense of the Purchaser. In any event the Purchaser exercises the right to undertake any such defense against any such Third Party Claim on behalf of the Seller Indemnified Parties as provided above, the Seller Indemnified Party shall cooperate with the Purchaser in such defense and make available to the Purchaser, at the Purchaser's expense, all witnesses, pertinent records, materials and information in the Seller Indemnified Party's possession or under the Seller Indemnified Party's control relating thereto as is reasonably required by the Purchaser. Similarly, in the event the Seller

Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Purchaser shall cooperate with the Seller Indemnified Party in such defense and make available to the Seller Indemnified Party, at the Purchaser's expense, all such witnesses, records, materials and information in the Purchaser's possession or under the Purchaser's control relating thereto as is reasonably required by the Seller Indemnified Party. No such Third Party Claim may be settled by the Purchaser without the prior written consent of the Seller Indemnified Party, which consent shall not be unreasonably withheld.

             (c) From and after the Closing, the sole and exclusive remedy of each Stockholder with respect to any breach of the representation and warranties contained in the Acquisition Documents shall be pursuant to the indemnification provisions set forth in this Section 10.4.

         10.5 LIMITATIONS ON INDEMNIFICATION BY THE PURCHASER. Notwithstanding the foregoing, the right of an Indemnified Party to indemnification under
Section 10.4 shall be subject to the following provisions:

             (a) No indemnification shall be payable pursuant to Section 10.4 to any Seller Indemnified party unless the total of all claims for indemnification pursuant to Section 10.4 shall exceed $750,000 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof;

             (b) No indemnification shall be payable by the Purchaser pursuant to Section 10.4 after the cumulative amount of any claims paid by the Purchaser to or on behalf of the Seller Indemnified Parties exceeds fifty percent (50%) of the proceeds paid by the Purchaser pursuant to the terms of this Agreement, with the Purchaser Common Stock having the value as set forth in Section 1.6(b);

             (c) The amount of indemnification payable pursuant to Section 10.4 shall be reduced by the amount of insurance proceeds and payments from third parties, if any, received by a Seller Indemnified Party; and

             (d) The limitations contained in Sections 10.5(a) and 10.5(b) shall not apply to any claims relating to the due and valid issuance of the Purchaser Common Stock.

         10.6 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

             (a) if to Purchaser or Merger Sub, to:

             MCK Communications, Inc.
             117 Kendrick Street
             Newton, MA 02494-0708
             Attention: Paul Zurlo
             Telephone No.: (617) 454-6100
             Telecopy No.:  (617) 454-6103
             with a copy to:

             McDermott, Will & Emery
             28 State Street
             Boston, MA 02109-1775
             Attention:     John B. Steele, Esq.
             Telephone No.: (617) 535-4000
             Telecopy No.:  (617) 535-3800

             (b) if to Troy Holdings International Inc. to:

             191 The West Mall
             Suite 360
             Toronto, Ontario M9C 5K8
             Attn:    Hugh Crook
             Telephone No.: (416) 626-0064
             Telecopy No.:  (416) 626-7226

             with a copy to:

             McCarthy Tetrault
             Suite 4700
             Toronto Dominion Bank Tower
             Toronto-Dominion Centre
             Toronto, Ontario
             M5K 1E6

             Attention: George Takach
             Telephone No.: (416) 601-7662
             Telecopy No.:  (416) 601-8249

             (c) if to Ross LaBarbera:

             Digital Techniques, Inc.
             402 West Bethany
             Allen, Texas 75013
             Attn:  Rosy LaBarbera
             Telephone No.: (975) 727-1200
             Telecopy No.:  (972) 727-4243

         10.7 INTERPRETATION; KNOWLEDGE.

             (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

             (b) For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole; PROVIDED that a decline in a Person's stock price shall not in and of itself constitute a Material Adverse Effect.

             (c) For purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

             (d) For purposes of this agreement, the Company shall be deemed to have "KNOWLEDGE" of a particular fact or other matter if a Stockholder or other executive officer of the Company is actually aware, after due inquiry, of such fact or other matter.

         10.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         10.9 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Schedule and the Purchaser Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder.

         10.10 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         10.11 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.12 DISPUTE RESOLUTION.

             (a) All disputes, claims, or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted by a single arbitrator before the American Arbitration Association ("AAA"). If AAA ceases operation, then parties shall select a comparable organization that provides qualified arbitration services. The arbitration shall be held in New York, New York before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by AAA unless specifically modified herein. If the parties cannot agree on the arbitrator within 20 days of one party indicating its desire to commence arbitration, the AAA office in New York, New York will select the arbitrator.

             Unless otherwise ordered by the arbitrator, the parties shall bear their own attorneys' fees, costs and expenses in connection with the arbitration. The parties will share equally in the fees and expenses charged by AAA.

             (b) Each of the parties hereto irrevocably and unconditionally consents to the exclusive use of AAA to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby and further consents to the jurisdiction of the federal courts of the State of New York for the purposes of enforcing the arbitration provisions of Section 10.12(a) of this Agreement. Each party further irrevocably waives any objection to proceeding before AAA based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before AAA has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

         10.13 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         10.14 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         10.15 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         10.16 AMENDMENTS. This Agreement may not be amended or modified except by a writing duly and validly executed by Buyer, the Company and the Stockholders. Compliance with any condition or covenant set forth herein may be waived only by a writing duly executed by the party(s) for whose benefit the condition or covenant is stabilized.

         10.17 STOCKHOLDER REPRESENTATIVE.

             (a) Each of the undersigned Stockholders hereby constitutes and appoints Parent and Ross LaBarbera to serve as the stockholder representatives (the "STOCKHOLDERS' REPRESENTATIVES") for and on behalf of all of the Stockholders, to give and receive notices and communications, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, to take all other actions on behalf of the Stockholders as is explicitly contemplated by this Agreement or the related documents and to take all actions necessary or appropriate in the judgment of the Stockholders' Representatives for the accomplishment of the foregoing. No bond shall be required of the Stockholders' Representatives, and the Stockholders' Representatives shall receive no compensation for its services. Notices or communications to or from the Stockholders' Representatives shall constitute notice to or from each Stockholder. If either of the persons or entities named in the first sentence of this Section 10.17(a) as constituting the Stockholders' Representatives submits his or its resignation as such, to Purchaser and the other person constituting the Stockholders' Representatives, the remaining person and/or entity shall thereafter be the Stockholders' Representatives for all purposes of this Agreement.

             (b) The Stockholders' Representatives shall not be liable for any act done or omitted hereunder as Stockholders' Representatives while acting in good faith and in the exercise of reasonable judgment. Notwithstanding the foregoing, any act done or omitted pursuant to the advice of counsel or with the consent of stockholders holding two-thirds of the Purchaser Common Stock issued to all of the Stockholders shall be conclusive evidence of such good faith. The Stockholders shall severally indemnify the Stockholders' Representatives and hold them harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Representatives and arising out of or in connection with the acceptance or administration of his or its duties hereunder.

             (c) A decision, act, consent or instruction of the Stockholders' Representatives shall require the consent of both of the Stockholder's Representatives, subject to the last sentence of Section 10.17(a) above, and shall constitute a decision of all Stockholders and shall be final, binding and conclusive upon each such Stockholder, and the Purchaser may rely upon any decision, act, consent or instruction of the Stockholders' Representatives as being the decision, act, consent or instruction of each and every such Stockholder. Purchaser is hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Representatives.

             (d) Purchaser will afford the Stockholders' Representatives reasonable access to the properties, books and records of Company as the Stockholders' Representatives may reasonably request to perform their duties as set forth in this Section 10.17.

         10.18 WAIVER OF JURY TRIAL. EACH OF THE STOCKHOLDERS, HOLDINGS, TARGET, PURCHASER AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF A STOCKHOLDER, COMPANY, PURCHASER OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.



                                      MCK COMMUNICATIONS, INC.


                                      By: /s/ Woody Benson
                                         -----------------------------------
                                      Name: Woody Benson
                                      Title: Chief Executive Officer


                                      OMNI ACQUISITION CORPORATION


                                      By: /s/ Woody Benson
                                         ------------------------------------
                                      Name: Woody Benson
                                      Title: President


                                      DTI HOLDINGS INC.


                                      By: /s/ Ross J. LaBarbera
                                         ------------------------------------
                                      Name: Ross J. LaBarbera
                                      Title: President


                                      DIGITAL TECHNIQUES, INC.


                                      By: /s/ Ross J. LaBarbera
                                         ------------------------------------
                                      Name: Ross J. LaBarbera
                                      Title: President



                                      TROY HOLDINGS INTERNATIONAL INC.


                                      By: /s/ H.C.R. Crook
                                         ------------------------------------
                                      Name: H.C.R. Crook
                                      Title: Chairman

                                      MAJOR STOCKHOLDERS


                                      /s/ Ross LaBarbera
                                      ---------------------------------
                                      Ross LaBarbera


                                      /s/ Keith Ervin
                                      ---------------------------------
                                      Keith Ervin


                                      /s/ Wes Throgmorton
                                      ---------------------------------
                                      Wes Throgmorton


                                      /s/ Dan Cervantes
                                      ---------------------------------
                                      Dan Cervantes


                                      /s/ Dan Ptak
                                      ---------------------------------
                                      Dan Ptak


                                      /s/ Roy Greer
                                      ---------------------------------
                                      Roy Greer


                                      /s/ Ginny Tavakoli
                                      ---------------------------------
                                      Ginny Tavakoli


                                      /s/ Tim Gingerich
                                      ---------------------------------
                                      Tim Gingerich


                                      /s/ Rick Manning
                                      ---------------------------------
                                      Rick Manning


                                      /s/ Dan Steffen
                                      ---------------------------------
                                      Dan Steffen



                                      OTHER STOCKHOLDERS

                                      /s/ Bill Bassett
                                      ---------------------------------
                                      Bill Bassett


                                      /s/ Dave Bentsen
                                      ---------------------------------
                                      Dave Bentsen


                                      /s/ Billy Bishop
                                      ---------------------------------
                                      Billy Bishop


                                      /s/ Lynda Chaney
                                      ---------------------------------
                                      Lynda Chaney


                                      /s/ Cheryl Davidson
                                      ---------------------------------
                                      Cheryl Davidson


                                      /s/ Darryl Edwards
                                      ---------------------------------
                                      Darryl Edwards


                                      /s/ Darlene Ervin
                                      ---------------------------------
                                      Darlene Ervin


                                      /s/ Pat Eubanks
                                      ---------------------------------
                                      Pat Eubanks


                                      /s/ Mike Fodor
                                      ---------------------------------
                                      Mike Fodor


                                      /s/ Rose Harwell
                                      ---------------------------------
                                      Rose Harwell


                                      /s/ Bonnie Hinz
                                      ---------------------------------
                                      Bonnie Hinz

                                      /s/ Lois LaBove
                                      ---------------------------------
                                      Lois LaBove


                                      /s/ Todd Lindstrom
                                      ---------------------------------
                                      Todd Lindstrom


                                      /s/ David Mackey
                                      ---------------------------------
                                      David Mackey


                                      /s/ Chuck Marshall
                                      ---------------------------------
                                      Chuck Marshall


                                      /s/ Thomas Mayberry
                                      ---------------------------------
                                      Thomas Mayberry


                                      /s/ Fay Moore
                                      ---------------------------------
                                      Fay Moore


                                      /s/ Helen O'Toole
                                      ---------------------------------
                                      Helen O'Toole


                                      /s/ John Ralston
                                      ---------------------------------
                                      John Ralston


                                      /s/ Kevin Scott
                                      ---------------------------------
                                      Kevin Scott


                                      /s/ Randy Smith
                                      ---------------------------------
                                      Randy Smith


                                      /s/ Michael Spurlin
                                      ---------------------------------
                                      Michael Spurlin


                                      /s/ Moira Varlames
                                      ---------------------------------
                                      Moira Varlames

                                      /s/ John Walton
                                      ---------------------------------
                                      John Walton


                                      /s/ Debbie Warren
                                      ---------------------------------
                                      Debbie Warren


                                      /s/ Greg Smith
                                      ---------------------------------
                                      Greg Smith


                                      /s/ Bob Alexander
                                      ---------------------------------
                                      Bob Alexander

          CERTIFICATE OF THE SECRETARY OF OMNI ACQUISITION CORPORATION



                  I, Paul Zurlo, the duly appointed Secretary of Omni Acquisition Corporation, a Delaware corporation ("OMNI"), hereby certify that the Agreement and Plan of Merger to which this certificate is attached, signed on behalf of Omni by its President, was duly approved and adopted by (i) consent resolution of the sole shareholder of Omni effective as of June 14, 2000 pursuant to the written consent of the holder of all of the outstanding stock entitled to vote thereon; and (ii) consent resolution of the Board of Directors of Omni.

                  WITNESS my hand this 14th day of June, 2000.


                                                   /s/ Paul Zurlo
                                                   ---------------------
                                                   Paul Zurlo, Secretary




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